EXHIBIT 99

Zoetis™ Reports First-Quarter 2013 Results

•	First-Quarter 2013 Revenues of $1.09 Billion Increased 4% Compared to First Quarter 2012

•	First-Quarter 2013 Reported Net Income of $140 Million, or Diluted EPS of $0.28, Increased 26% and 27%, respectively, Compared to First Quarter 2012

•	First-Quarter 2013 Adjusted Net Income[1] of $179 Million, or Adjusted Diluted EPS[1] of $0.36, Increased 18% and 20%, respectively, Compared to First Quarter 2012

•	Company Provides Full-Year 2013 Adjusted Diluted EPS[1] Guidance of $1.36 - $1.42
MADISON, NJ, April 30, 2013 - ZoetisTM (NYSE: ZTS), formerly the animal health business of Pfizer Inc., today reported its financial results for the first quarter of 2013. The company reported revenues of $1.09 billion for the first quarter, an increase of 4% from the first quarter of 2012. Revenues reflected an operational2 increase of 5%, with foreign currency having a negative impact of 1%.
Net income for the first quarter of 2013 was $140 million, or $0.28 per diluted share, an increase of 26% and 27%, respectively, compared to the first quarter of 2012. Adjusted net income1 for the first quarter of 2013 excludes the net impact of $39 million, or $0.08 per diluted share, for purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted net income1 for the first quarter of 2013 was $179 million, or $0.36 per diluted share, an increase of 18% and 20%, respectively, compared to the first quarter of 2012.
EXECUTIVE COMMENTARY
“At Zoetis, we are committed to delivering high-quality medicines and vaccines to the veterinarians and livestock producers we serve around the world, and building on our premier commercial, R&D and manufacturing capabilities to maintain our market leadership,” said Juan Ramón Alaix, chief executive officer of Zoetis. “As a newly formed standalone company, we are singularly focused on the animal health industry to improve our ability to serve those who raise and care for animals."
“During the first quarter, we reported operational sales growth across all of our regions, reflecting global demand for our diverse portfolio of livestock and companion animal health products,” said Alaix. “We also increased our earnings at a faster rate than sales, as we continue to grow Zoetis profitably through appropriate allocation of resources and the pursuit of our growth strategies. Our diverse portfolio, strength in R&D, and direct presence in global markets continue to provide a solid foundation for our business performance.”

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QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its business across four regional operating segments: the United States (U.S.); Europe/Africa/Middle East (EuAfME); Canada/Latin America (CLAR); and Asia/Pacific (APAC). Within each of these regional segments, the company offers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs.
In the first quarter of 2013:

•
Revenues in the U.S. were $454 million, an increase of 7% over the first quarter of 2012. Results were driven by strong growth in sales of companion animal products in the region. While sales of livestock products increased, they were tempered by the continuing drought in North America and its impact on livestock producers, particularly cattle.

•
Revenues in EuAfME were $290 million, an increase of 4% operationally over the first quarter of 2012. Growth drivers included sales of companion animal products, and increased sales of livestock products, especially in swine and poultry across the European Union.

•
Revenues in CLAR were $171 million, an increase of 4% operationally over the first quarter of 2012. Sales of livestock products for swine, cattle and poultry contributed to the region's growth, especially in Brazil and Canada; meanwhile, sales of companion animal products decreased in the region.

•
Revenues in APAC were $175 million, an increase of 2% operationally over the first quarter of 2012. Results were driven by the sales of livestock products, especially swine, with growth in Australia, New Zealand and Southeast Asia, while sales of companion animal products increased.

Zoetis continues to drive demand and strengthen its diverse portfolio of products through brand lifecycle management, strong customer relationships and access to new markets and technologies. With an expansive and diverse product portfolio, the company focuses on improving the performance and delivery of current product lines; expanding product indications across species; and pursuing approvals across new geographies. Some recent highlights include:

•
In Japan, for example, the company recently achieved registration of Fostera™ PCV and also launched Draxxin® for swine. Fostera PCV is a vaccine, preventing Porcine Circovirus Type 2 (PCV2) viremia with the convenience of a single dose; it helps limit the very costly consequences of disease that could compromise herd health and performance. The company's PCV vaccine was first approved in the U.S. in 2006, under the Suvaxyn® brand, and is currently commercialized in 23 countries worldwide. Draxxin is an injectable antibiotic for livestock that delivers a full course of therapy in one dose to fight respiratory disease and other susceptible bacterial infections in cattle and swine. Draxxin was first approved in Europe in 2003 and is now one of Zoetis' top-selling products, marketed in 69 countries around the world.

•
The company launched Convenia®, an antibiotic for companion animals, in China this March. Convenia is the first anti-infective for common bacterial skin infections in dogs and cats that provides an entire course of therapy in one injection without the difficulty of administering daily pills. It was first approved in the European Union in 2006 and now marketed in 50 countries; it has become one of the company's premier companion animal products.

•
Zoetis also signed an agreement with a large dairy cattle partner in Argentina to perform genomic tests on their herds, using Clarifide®, a novel technological tool that is being tailored to meet the farming needs of this customer in Argentina. Through the use of these tests, Zoetis helps producers make informed decisions, manage their livestock more effectively, and increase the yields from their herds.

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FINANCIAL GUIDANCE AND COMMENTARY
“Our guidance for full-year 2013 is provided at current exchange rates and reflects our confidence in the diversity of our portfolio, the strength of our business model, and our view of the evolving market conditions for animal health products this year,” said Rick Passov, executive vice president and chief financial officer of Zoetis.  “While we believe the fundamentals of the animal health industry remain strong, the key factors that could impact future results continue to be the evolving macroeconomic conditions, weather-related challenges and potential disease outbreaks. We rely on our global scale, local presence and innovations to enable us to best adapt to changes in our operating environment.”
Zoetis provided its financial guidance for full-year 2013, including revenues of between $4.425 billion to $4.525 billion. The company also expects to achieve diluted EPS for the full year of between $1.00 to $1.06 per share, which includes the impact of nonrecurring costs of $200 million to $240 million, primarily associated with becoming a standalone public company. Adjusted diluted EPS1 for the full year is expected to be between $1.36 to $1.42 per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items. The 2013 financial guidance reflects exchange rates as of mid-April 2013. Additional guidance on other items such as tax rate and expenses are included in the financial tables and will be discussed on the company's conference call.
WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (EDT) today, during which company executives will review first-quarter financial results, discuss 2013 financial guidance, and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://www.zoetis.com/events-and-presentations. A replay of the webcast will be archived and made available on April 30.
ABOUT ZOETIS
Zoetis (zô-EH-tis) is the leading animal health company, dedicated to supporting customers and businesses focused on raising and caring for livestock and companion animals. Building on a 60-year history as the animal health business of Pfizer, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products and genetic tests and supported by a range of services. The company generated annual revenues of $4.3 billion in 2012. It has more than 9,300 employees worldwide and a local presence in approximately 70 countries, including 29 manufacturing facilities in 11 countries. Its products serve veterinarians, livestock producers and people who raise and care for livestock and companion animals in 120 countries. For more information, visit www.zoetis.com.

1 Adjusted net income and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth is defined as revenue growth excluding the impact of foreign exchange.

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DISCLOSURE NOTICES
Forward-Looking Statements: This news release contains forward-looking statements. These forward-looking statements address various matters including our 2013 financial guidance and forecast future business performance. Each forward-looking statement contained in this news release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, regulatory actions, such as restrictions on use of antibacterials and timing of any new product approvals; perceived adverse effects on human health linked to animals that use our products; outbreaks of infectious diseases in animals that use our products, such as the incidence of H7N9 bird flu in China; competitive pressures, including from manufacturers of generic products; international economic developments, including fluctuations in exchange rates; environmental trends and conditions; and the risks identified under the heading "Risk Factors" in our Annual Report on Form 10-K for 2012, which was filed with the Securities and Exchange Commission on March 28, 2013, as well as the other information we file with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this news release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this news release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income and adjusted diluted earnings per share, to assess and analyze our operational results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this news release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this news release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our web site at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our web site regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Dina Fede
1-973-660-5763 (o)	1-973-660-5441 (o)
william.price@zoetis.com

Elinore White	John O'Connor
1-973-401-4044 (o)	1-973-660-6964 (o)
elinore.y.white@zoetis.com

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ZOETIS INC.
CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	First Quarter		% Incr./
	2013	2012	(Decr.)
Revenues	$1,090	$1,047	4
Costs and expenses:
Cost of sales(b)	402	393	2
Selling, general and administrative expenses(b)	357	338	6
Research and development expenses(b)	90	102	(12)
Amortization of intangible assets(c)	15	16	(6)
Restructuring charges and certain acquisition-related costs	7	25	(72)
Interest expense	22	8	175
Other (income)/deductions–net	5	(6)	(183)
Income before provision for taxes on income	192	171	12
Provision for taxes on income	52	59	(12)
Net income before allocation to noncontrolling interests	140	112	25
Less: Net income attributable to noncontrolling interests	—	1	(100)
Net income attributable to Zoetis	$140	$111	26

Earnings per share—basic	$0.28	$0.22	27

Earnings per share—diluted	$0.28	$0.22	27

Weighted-average shares used to calculate earnings per share (in thousands)
Basic	500,000	500,000
Diluted	500,111	500,000

(a)
The consolidated statements of income present the three months ended March 31, 2013 and April 1, 2012. Subsidiaries operating outside the United States are included for the three months ended February 24, 2013 and February 26, 2012.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended March 31, 2013
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenues	$1,090	$—	$—	$—	$1,090
Cost of sales(b)	402	(1)	—	(3)	398
Gross profit	688	1	—	3	692
Selling, general and administrative expenses(b)	357	—	—	(35)	322
Research and development expenses(b)	90	—	—	—	90
Amortization of intangible assets(c)	15	(11)	—	—	4
Restructuring charges and certain acquisition-related costs	7	—	(6)	(1)	—
Interest expense	22	—	—	—	22
Other (income)/deductions–net	5	—	—	(3)	2
Income before provision for taxes on income	192	12	6	42	252
Provision for taxes on income	52	4	2	15	73
Net income attributable to Zoetis	140	8	4	27	179
Earnings per common share attributable to Zoetis–diluted(d)	0.28	0.02	0.01	0.05	0.36

	Quarter ended April 1, 2012
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenues	$1,047	$—	$—	$—	$1,047
Cost of sales(b)	393	(1)	(3)	(1)	388
Gross profit	654	1	3	1	659
Selling, general and administrative expenses(b)	338	—	—	(7)	331
Research and development expenses(b)	102	—	—	(9)	93
Amortization of intangible assets(c)	16	(12)	—	—	4
Restructuring charges and certain acquisition-related costs	25	—	(11)	(14)	—
Interest expense	8	—	—	—	8
Other (income)/deductions–net	(6)	—	—	—	(6)
Income before provision for taxes on income	171	13	14	31	229
Provision for taxes on income	59	4	5	8	76
Income from continuing operations	112	9	9	23	153
Net income attributable to noncontrolling interests	1	—	—	—	1
Net income attributable to Zoetis	111	9	9	23	152
Earnings per common share attributable to Zoetis–diluted(d)	0.22	0.02	0.02	0.05	0.30

(a)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

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(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

(d)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1), (2) and (3).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)
The consolidated statements of income present the three months ended March 31, 2013 and April 1, 2012. Subsidiaries operating outside the United States are included for the three months ended February 24, 2013 and February 26, 2012.

(2)	Acquisition-related costs include the following:

	First Quarter
	2013	2012
Integration costs(a)	$4	$9
Restructuring charges(a)	2	2
Additional depreciation—asset restructuring(b)	—	3
Total acquisition-related costs—pre-tax	6	14
Income taxes(c)	2	5
Total acquisition-related costs—net of tax	$4	$9

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Restructuring charges are associated with employees, assets and activities that will not continue with the company. All of these costs are included in Restructuring charges and certain acquisition-related costs.

(b)	Represents the impact of changes in the estimated lives of assets involved in restructuring actions. Included in Cost of sales for the three months ended April 1, 2012.

(c)	Included in Provision for taxes on income.

(3) Certain significant items include the following:

	First Quarter
	2013	2012
Restructuring charges(a)	$1	$14
Implementation costs and additional depreciation—asset restructuring(b)	2	10
Certain asset impairment charges(c)	1	—
Stand-up costs(d)	34	6
Other(e)	4	1
Total certain significant items—pre-tax	42	31
Income taxes(f)	15	8
Total certain significant items—net of tax	$27	$23

(a)	Represents restructuring charges incurred for our cost-reduction/productivity initiatives. Included in Restructuring charges and certain acquisition-related costs.

(b)
Related to our cost-reduction/productivity initiatives. Included in Selling, general and administrative expenses for the three months ended March 31, 2013. Included in Research and development expenses ($9 million) and Selling, general and administrative expenses ($1 million) for the three months ended April 1, 2012.

(c)	Included in Other (income)/deductions—net for the three months ended March 31, 2013.

(d)
Represents certain nonrecurring costs related to becoming a standalone public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation and certain legal registration and patent assignment costs. Included in Selling, general and administrative expenses ($32 million) and Cost of sales ($2 million) for the three months ended March 31, 2013. Included in Selling, general and administrative expenses for the three months ended April 1, 2012.

(e)	For the three months ended March 31, 2013, primarily relates to a change in estimate with respect to transitional manufacturing agreements associated with divestitures.

(f)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

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ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

	First Quarter		% Change
(Favorable)/Unfavorable	2013	2012	Total	Foreign exchange	Operational
Adjusted cost of sales(a)	$398	$388	3%	1%	2%
As a percent of revenues	36.5%	37.1%	NA	NA	NA
Adjusted SG&A expenses(a)	322	331	(3)%	(1)%	(2)%
Adjusted R&D expenses(a)	90	93	(3)%	—	(3)%
Total	$810	$812	—	—	—

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses and adjusted research and development (R&D) expenses are defined as the corresponding reported U.S. generally accepted accounting principles (GAAP) income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the three months ended March 31, 2013 and April 1, 2012 are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items.

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ZOETIS INC.
2013 GUIDANCE

Selected Line Items
Revenues	$4,425 to $4,525 million
Adjusted cost of sales as a percentage of revenues(a)	35% to 36%
Adjusted SG&A expenses(a)	$1,385 to $1,435 million
Adjusted R&D expenses(a)	$385 to $415 million
Adjusted interest expense(a)	Approximately $115 million
Adjusted other(income)/deductions(a)	Approximately $20 million income
Effective tax rate on adjusted net income(a)	Approximately 29.5%
Reported diluted EPS	$1.00 to $1.06
Adjusted diluted EPS(a)	$1.36 to $1.42
Certain significant items(b) and acquisition-related costs	$200 to $240 million
Full-year 2013 guidance assumes a blend of the actual exchange rates in effect during the first quarter of 2013 and a mid-April exchange rate for the remainder of the year.
A reconciliation of 2013 adjusted net income and adjusted diluted EPS guidance to 2013 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2013 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$680 - $710	~$1.36 - $1.42
Purchase accounting adjustments	(35)	(0.07)
Certain significant items(b) and acquisition-related costs	(130 - 160)	(0.26 - 0.32)
Reported net income attributable to Zoetis/diluted EPS guidance	~$500 - $530	~$1.00 - $1.06

(a)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense and adjusted other(income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(b)
Includes certain nonrecurring costs related to becoming a standalone public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation and certain legal registration and patent assignment costs.

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ZOETIS INC.
CONSOLIDATED REVENUES BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	First Quarter		% Change
	2013	2012	Total	Foreign exchange	Operational
Revenues:
Livestock	$706	$691	2%	(1)%	3%
Companion Animal	384	356	8%	—	8%
Total Revenues	$1,090	$1,047	4%	(1)%	5%

U.S.
Livestock	$245	$240	2%	—	2%
Companion Animal	209	185	13%	—	13%
Total U.S. Revenues	$454	$425	7%	—	7%

EuAfME
Livestock	$195	$187	4%	1%	3%
Companion Animal	95	88	8%	2%	6%
Total EuAfME Revenues	$290	$275	5%	1%	4%

CLAR
Livestock	$139	$138	1%	(5)%	6%
Companion Animal	32	35	(9)%	(4)%	(5)%
Total CLAR Revenues	$171	$173	(1)%	(5)%	4%

APAC
Livestock	$127	$126	1%	(2)%	3%
Companion Animal	48	48	—	(2)%	2%
Total APAC Revenues	$175	$174	1%	(1)%	2%

Livestock:
Cattle	$390	$400	(3)%	(1)%	(2)%
Swine	158	143	10%	(1)%	11%
Poultry	133	121	10%	(2)%	12%
Other	25	27	(7)%	(4)%	(3)%
Total Livestock Revenues	$706	$691	2%	(1)%	3%

Companion Animal:
Horses	$42	$45	(7)%	1%	(8)%
Dogs and Cats	342	311	10%	—	10%
Total Companion Animal Revenues	$384	$356	8%	—	8%

(a)	For a description of each segment, see Note 17A to Zoetis' combined financial statements included in Zoetis' Form 10-K for the year ended December 31, 2012.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT EARNINGS(a)
(UNAUDITED)
(millions of dollars)

	First Quarter		% Change
	2013	2012	Total	Foreign exchange	Operational
U.S.	$234	$217	8%	—	8%
EuAfME	117	104	13%	(3)%	16%
CLAR	52	54	(4)%	(13)%	9%
APAC	75	71	6%	—	6%
Total Reportable Segments	478	446	7%	(3)%	10%

Other business activities(b)	(74)	(65)	14%
Reconciling Items:
Corporate(c)	(116)	(129)	(10)%
Purchase accounting adjustments(d)	(12)	(13)	(8)%
Acquisition-related costs(e)	(6)	(14)	(57)%
Certain significant items(f)	(42)	(31)	35%
Other unallocated(g)	(36)	(23)	57%
Total Earnings(h)	$192	$171	12%

(a)	For a description of each segment, see Note 17A to Zoetis' combined financial statements included in Zoetis' Form 10-K for the year ended December 31, 2012.

(b)	Other business activities reflect the research and development costs managed by our Research and Development organization.

(c)	Corporate includes, among other things, administration expenses, allocated interest expense, certain compensation and other costs not charged to our operating segments.

(d)	Purchase accounting adjustments include certain charges related to the fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(e)
Acquisition-related costs can include costs associated with acquiring, integrating and restructuring newly acquired businesses, such as allocated transaction costs, integration costs, restructuring charges and additional depreciation associated with asset restructuring.

(f)
Certain significant items are substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, the impact of divestiture-related gains and losses and certain costs related to becoming a standalone public company.

(g)	Includes overhead expenses associated with our manufacturing and commercial operations not directly attributable to an operating segment.

(h)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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